Exhibit 23.2

Consent of Independent Certified Public Accountants

Board of Directors
Keystone Financial Corporation

        We consent to the use in this Registration Statement (Form S-4) of Firstbank Corporation and the related Prospectus and Proxy Statement of our report dated January 13, 2005 on the consolidated balance sheet of Keystone Financial Corporation as of December 31, 2004 and 2003 and the consolidated statements of income, stockholders' equity, and cash flows for the years then ended.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC

Portage, Michigan
July 6, 2005

Exhibit 23.2